Exhibit 99.1

FOR IMMEDIATE RELEASE:

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

Joe Longo
609-720-4545

Tyco International Announces Debt Tender Offers in Connection With Separation

Into Three Independent Companies

SCHAFFHAUSEN, Switzerland — June 27, 2012 — Tyco International Ltd. (“Tyco”) (NYSE:TYC) today announced that, in connection with its planned spin-off of its wholly-owned subsidiary, The ADT Corporation, Tyco and its subsidiary, Tyco International Finance S.A. (“TIFSA”), have commenced tender offers to purchase for cash the respective debt securities issued by TIFSA or Tyco, as the case may be, listed in the table below, in an aggregate principal amount of up to $2,600,000,000.

The tender offers consist of two separate offers (each an “Offer”, and collectively, the “Offers”) on the terms set forth in an offer to purchase and related letter of transmittal, dated June 27, 2012, with (i) an Offer to purchase any and all outstanding 6.000% Notes due 2013 co-issued by TIFSA and Tyco, 4.125% Notes due 2014 issued by TIFSA, 8.500% Notes due 2019 issued by TIFSA and 7.000% Notes due 2019 co-issued by TIFSA and Tyco (the “Any and All Offer”), and (ii) a second Offer to purchase up to the Maximum Tender Amount (as defined below) of the 6.875% Notes due 2021 co-issued by TIFSA and Tyco, 3.750% Notes due 2018 issued by TIFSA, 4.625% Notes due 2023 issued by TIFSA and 3.375% Notes due 2015 issued by TIFSA (the “Maximum Tender Offer”). Tyco refers investors to the tender offer documents for the complete terms of the Offers.

Issuer(1)	CUSIP Numbers	Title of Security	Principal Amount Outstanding (US$)	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Acceptance Priority Level(3)	Early Tender Premium(4)

Offer for Notes Listed Below: Any and All Offer
TIFSA, Tyco	902118BK3	6.000% Notes due 2013	$656,097,000	0.375% due 6/30/2013	BBT3	+ 25	N/A	N/A
TIFSA	902118BM9	4.125% Notes due 2014	$500,000,000	0.25% due 5/31/2014	BBT1	+ 30	N/A	N/A
TIFSA	902118BL1	8.500% Notes due 2019	$750,000,000	1.75% due 5/15/2022	BBT1	+ 70	N/A	N/A
TIFSA, Tyco	9021EQAC8 / 9021EQAA2	7.000% Notes due 2019	$421,721,000	1.75% due 5/15/2022	BBT1	+ 70	N/A	N/A
Offer for Notes Listed Below: Maximum Tender Offer
TIFSA, Tyco	9021EQAD6	6.875% Notes due 2021	$707,404,000	1.75% due 5/15/2022	BBT1	+ 75	1	$30
TIFSA	902118BP2	3.750% Notes due 2018	$250,000,000	0.625% due 6/30/2017	BBT1	+ 75	2	$30
TIFSA	902118BQ0	4.625% Notes due 2023	$250,000,000	1.75% due 5/15/2022	BBT1	+ 75	3	$30
TIFSA	902118BN7	3.375% Notes due 2015	$500,000,000	0.375% due 6/15/2015	BBT1	+ 40	4	$30

(1)          Tyco is a co-issuer with TIFSA with respect to the 6.000% Notes due 2013, the 7.000% Notes due 2019 and the 6.875% Notes due 2021. Tyco guarantees all the notes listed in the table above except for those notes on which it is co-issuer.

(2)          This is the Bloomberg Reference Page to be used to spot the Reference U.S. Treasury Security as of the applicable price determination date.

(3)          If any notes are purchased in the Maximum Tender Offer, notes tendered at or prior to the Early Tender Date (as defined below) will be accepted for purchase in priority to other notes tendered after the Early Tender Date even if such notes tendered after the Early Tender Date have a higher acceptance priority level than notes tendered prior to the Early Tender Date.

(4)          Per $1,000 principal amount of notes accepted for purchase. The Total Consideration (as defined below) for each of the $1,000 principal amount of notes validly tendered and accepted for payment pursuant to the Offers will be determined by the Dealer Managers (as defined below) in the manner described in this Offer to Purchase by reference to a fixed spread specified for the Series over the reference yield based on the bid side price of the U.S. Treasury Security specified in the table above on the applicable price determination date. Holders of notes subject to the Maximum Tender Offer that are validly tendered and not validly withdrawn before the Early Tender Date and accepted for purchase will receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of notes accepted for purchase.

The Any and All Offer will expire at 5:00 p.m. Eastern Daylight Time (EDT) on July 11, 2012, unless extended (such time and date, as the same may be extended, the “Any and All Offer Expiration Date”). Holders of notes subject to the Any and All Offer must validly tender and not validly withdraw their notes before 5:00 p.m. EDT on the Any and All Offer Expiration Date to be eligible to receive the Total Consideration (defined below).

The Maximum Tender Offer is subject to an aggregate purchase limit of US$1,443,903,000 in aggregate principal amount of notes less the aggregate principal amount of notes purchased in the Any and All Offer for the 7.000% Notes due 2019 and in the Any and All Offer for the 8.500% Notes due 2019 (the “Maximum Tender Amount”). The Maximum Tender Offer will expire at 11:59 p.m. EDT on July 25, 2012, unless extended or earlier terminated (such date and time, as the same may be extended, the “Maximum Tender Offer Expiration Date”). Holders of notes subject to the Maximum Tender Offer must validly tender and not validly withdraw their notes before 5:00 p.m. EDT on July 11, 2012, unless extended (such date and time, as the same may be extended, the “Early Tender Date”) to be eligible to receive the Total Consideration, which includes an early tender premium of $30 per $1,000 principal amount of notes accepted for purchase (the “Early Tender Premium”).

Holders of notes subject to the Maximum Tender Offer who validly tender their notes after the Early Tender Date will only be eligible to receive an amount equal to the Total Consideration minus the Early Tender Premium (the “Tender Offer Consideration”).

Notes subject to the Any and All Offer may be validly withdrawn at any time before the Any and All Offer Expiration Date. Notes subject to the Maximum Tender Offer may be validly withdrawn at any time before 5:00 p.m. EDT on July 11, 2012 unless such date and time is extended by us, but not thereafter.

The “Total Consideration” for each $1,000 principal amount of notes validly tendered and accepted for payment pursuant to the Offers will be determined in the manner described in the tender offer documents by reference to a fixed spread (the “Fixed Spread”) specified for the series over the yield (the “Reference Yield”) based on the bid side price of the U.S. Treasury Security specified in the table above (the “Reference Treasury Security”), as calculated by Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. (the “Lead Dealer Managers”) at 2:00 p.m. EDT on July 11, 2012, in the case of the Any and All Offer, and at 2:00 p.m. EDT on July 11, 2012, in the case of the Maximum Tender Offer. Holders will also receive accrued and unpaid interest thereon up to, but excluding, the date of payment of the applicable consideration for such notes accepted for purchase in the Any and All Offer or the Maximum Tender Offer, as applicable.

The Offers are subject to the satisfaction of certain conditions, as specified in the tender offer documents.

Information relating to the Offers

The tender offer documents for all of the notes are being distributed to holders beginning today. Goldman, Sachs & Co., Merrill, Lynch, Pierce, Fenner & Smith Incorporated and Citigroup Global Markets Inc. are the lead dealer managers for the Offers. J.P Morgan Securities LLC and Morgan Stanley & Co. Incorporated are co-dealer managers for the Offers. The lead dealer managers together with the co-dealer managers are the “Dealer Managers”. Investors with questions regarding the Offers may contact Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-5183 (collect), Merrill, Lynch, Pierce, Fenner & Smith Incorporated at (800) 292-0070 (toll-free) or (646) 855-3401 (collect), and Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106

(collect). Global Bondholder Services Corporation is the tender agent and information agent for the Offers and can be contacted at (212) 430-3774 or (866) 804-2200 (toll-free).

None of Tyco, TIFSA, their respective governing bodies, the tender agent, the information agent, or the Dealer Managers makes any recommendation as to whether holders of notes referred to in this press release should tender their notes in the Offers. This press release does not constitute an offer to purchase any notes.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the notes. The full details of the Offers for the notes, including complete instructions on how to tender notes, will be included in the offer to purchase, the letter of transmittal and related materials. Holders are strongly encouraged to read carefully the offer to purchase and letter of transmittal and any other related materials, including materials filed with the Securities and Exchange Commission and incorporated by reference therein, because they will contain important information.

Holders may obtain a copy of the tender offer documents, free of charge, from Global Bondholder Services Corporation, the tender agent and information agent in connection with the Offers, by calling toll-free at 866-804-2200 (bankers and brokers can call collect at (212) 430-3774). Holders are urged to carefully read these materials prior to making any decisions with respect to the Offers.

About Tyco

Tyco International Ltd. (NYSE: TYC) is a diversified company that provides vital products and services to customers around the world. Tyco is a leading provider of security products and services, fire protection and detection products and services, and industrial valves and controls. Tyco had 2011 revenue of approximately $17.4 billion and has more than 100,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

Forward-Looking Statements

This press release may contain a number of forward-looking statements. Words, and variations of words such as “expect”, “intend”, “will”, “anticipate”, “believe”, “confident”, “continue”, “propose” and similar expressions are intended to identify forward-looking statements. The forward-looking statements in this press release are based on current expectations and assumptions that are subject to risks and uncertainties, many of which are outside of our control, and could cause results to materially differ from expectations. Actual results could differ materially from anticipated results. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2011 and in subsequent filings with the Securities and Exchange Commission. We undertake no duty to update any forward-looking statement to conform this statement to actual results or changes in the company’s expectations, except as required by law.

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